From:              CHRIS SPRINGER, BANC OF AMERICA SECU
At:                9/20 8:31

                   Banc of America Commercial Mortgage Inc., Commercial Mortgage
                   Pass-Through Certificates, Series 2005-5 $1.977B NEW
                   ISSUE CMBS

Bookrunner/Co-LD:  Banc of America Securities LLC

Co-Lead Mgr:       Barclays Capital Inc.

Co-Managers:       Deutsche Bank/ Morgan Stanley

Rating Agencies:   Moody's and S&P

Collateral:        106 Loans / 120 Properties

Loan Sellers:      Bank of America, N.A./Barclays Capital Real Estate Inc.

Property Types:    Off 40.8%%, Ret 27.0%, Multi 16.7%, Hotel 4.4%, Indus
                   3.3%, SS 2.7%, Mixed Use 2.5%, MHC 1.8%, Other 0.8%

Geographic:        CA:28.2% (So. CA: 16.8%, No.CA: 11.4%), NY:16.7%,
                   FL: 11.5%, AZ: 5.3%, No Others >5%

DSCR/LTV           1.45x / 70.2%

Inv. Grade Lns:    4 loan for 7.2% of UPB

Top 10 Loans:      42.6% of the pool, DSCR: 1.35x, LTV: 70.1%

Top 3 Trust Assets
                           BALANCE           DSCR             LTV
417 Fifth Avenue             116,000,000        1.30x            73.9%
One Renaissance Square       103,600,000        1.24x            80.0%
Sotheby's Building           100,000,000        1.22x            64.4%

Expected Timing

Termsheet/Red      - Electronics Wed/ Hardcopies Thurs/Fri

Launch/Price       - Week of 9/26

Settlement         - October 13, 2005

Roadshow

Wed 9/21           - Afternoon NY Meetings

Thurs 9/22         - 8:30am NY Brkfst- BAS Office, 9 West 57th, Flr-6th North
                     East /10:15am Global Investor Call/ NY Meetings

Fri 9/23           - 8:30am Boston Brkfst- BAS Office, 2 International Place,
                     25th Floor/ 12pm Hartford lunch - Max Downtown

Mon 9/26           - 8am EST Chicago Grp Breakfast/ 1:30pm Minneapolis Grp
                     Meeting

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC, Barclays Capital Real Estate Inc, and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at
Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255. The
securities may not be sold, and offers to buy may not be accepted, until a final
Prospectus Supplement can be delivered. Such securities may not be suitable for all investors.
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This message is for information purposes only and we are not soliciting any action based upon it. The information herein is believed reliable but it should not be relied upon as such and is subject to change without notice. BAS and its affiliates may acquire, hold or sell positions in the securities or instruments mentioned herein or in related derivatives and may have an investment banking or banking relationship with issuers of securities or instruments mentioned herein.
You are encouraged to review the disclaimers contained in our research and other reports. 144A securities are for QIBS only. Further information may be available uopn request. Derivatives may not be suitable for all investors.